Exhibit 10.8

                   AWARD OF STOCK OPTIONS TO OUTSIDE DIRECTORS

               WHEREAS, the Board of Directors believes that it is advisable and in the best interests of the Company and its stockholders to award non-employee directors options to purchase common stock of the Company in order to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to align such interests with those of the stockholders of the Company and to provide a further incentive to serve as a director of the Company; and

               NOW THEREFORE, BE IT RESOLVED, that effective February 23, 2000, Martin Abrahams, Kenneth J. Duffy, John R. Dunne and William F. Galtney, Jr. are each hereby awarded non-qualified stock options to purchase 7,500 shares of Common Stock at the average of the highest and lowest sale price of the Common Stock as reported on the Composite Transaction Tape of the New York Stock Exchange on February 23, 2000, or if no sale of the Common Stock is reported for such date, the next preceding day for which there is a reported sale; and

               FURTHER RESOLVED, that each award of options as set forth in the preceding resolution shall be evidenced by an award agreement setting forth the number of shares of Common Stock subject to the award and other terms and conditions applicable to the award and that no person shall have any rights under any award unless and until the person to whom such award shall have been granted shall have executed and delivered to the Company an award agreement, provided, however that the execution and delivery of such an award agreement shall not be a pre-condition to the granting of such award; and

               FURTHER RESOLVED, that the form of Stock Option Agreement for Non-Employee Directors dated March 31, 1999 (copy attached hereto and ordered filed in the minute book) is hereby approved for each of the awards set forth in the preceding resolutions; and

               FURTHER RESOLVED, that the officers of the Company are hereby authorized to execute and deliver Stock Option Agreements for Non-Employee Directors in the form approved in the next preceding resolution on February 23, 2000 evidencing the awards approved herein, and to do or cause to be done all acts and things necessary and appropriate to effectuate the intent and purposes of this and the immediately preceding resolutions.